Exhibit 10.12

LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement (the “Agreement”) dated as of June 25, 2013 by and between Landmark Community Bank, a Tennessee banking corporation (“Lender”), and TRANSNETYX, INC. ("Borrower").

RECITALS:

A.           Borrower currently has obligations outstanding to Lender based on existing loans or commitments to lend pursuant to lines of credit (the “Existing Debt”).

B.           The aggregate amount of the Existing Debt described in A above totals one million, seventy-four thousand, seven hundred seventy-three dollars ($1,074,773).

C.           The Borrower has requested, and the Lender is willing to loan an additional amount of nine hundred sixty thousand dollars ($960,000) to Borrower in order for Borrower to finance new purchases of equipment in the amount of four hundred sixty thousand dollars ($460,000) and to pay an outstanding note to a third party in the amount of five hundred thousand dollars ($500,000).

D.           The Borrower has requested and the Lender is willing to loan Borrower an amount not exceeding two million, thirty-four thousand, seven hundred seventy-three dollars ($2,034,773) for the purpose of consolidating the Existing Debt described in  paragraph B above with the amount described in paragraph C.

E.           This Agreement is intended to set forth the terms and conditions of the loan from Lender to Borrower (“Loan”).

NOW THEREFORE, in consideration of the Loan described below and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Lender and Borrower agree as follows:

1.             Loan.  Subject to the terms and provisions of this Agreement, Lender agrees to lend to Borrower a principal amount (the “Loan”) not exceeding the amount of two million, thirty-four thousand, seven hundred seventy-three dollars ($2,034,773).

2.             Draw Period.  The Loan will have an initial 12-month draw period for the purpose of funding new equipment purchases and existing commitments to fund equipment purchases and tenant improvements.  Lender expects to fund one million, three hundred forty-two thousand, eight hundred nine and 30/100 dollars ($1,342,809.30) at Closing, with the remaining amount of six hundred ninety-one thousand, nine hundred sixty-three and 30/100 dollars ($691,963.30 ) remaining available for draw during the Draw Period.

3.             Note. The obligation of Borrower to repay the Loan shall be evidenced by a Line of Credit Note (the “Note”) in a face amount equal to the maximum amount of the Loan as set forth above in Section 1, dated the date of closing hereunder, executed by Borrower, and payable to the order of Lender.

4.             Closing of Loan.  The closing of the Loan (“Closing”) shall occur on June 25, 2013 (the “Closing Date”), unless otherwise agreed by the Borrower and Lender.  Thereafter, Borrower may request advances from Lender at any time during the Draw Period after giving Lender five (5) days advance notice thereof.  The Closing shall take place at the offices of Butler, Snow, O'Mara, Stevens & Cannada, PLLC in Memphis, Tennessee, or at such other place as designated by Borrower and Lender.  In addition to matters otherwise provided for herein, at the Closing:

(a)           Borrower shall execute and deliver to Lender the Note.

(b)           Borrower shall deliver any documents necessary to file an amendment to the UCC-1 financing statement filed on March 13, 2012, reflecting Lender as the secured party, and pay any costs associated with such amendment and filing, including recording taxes.

(c)           Transnetyx Holding Corp. (“Holding”) shall execute a Guaranty Agreement in form satisfactory to the Lender.

(d)           Borrower shall deliver to Lender a certificate signed by Borrower’s Chief Executive Officer certifying that (i) the Borrower’s board of directors has duly authorized, by board resolution that has not been revoked, Borrower to enter into the Loan and execute and deliver all of the documents related thereto, (ii) the Borrower is currently in existence and in good standing as a Tennessee corporation, and (iii) the officers of the Borrower are the duly elected, acting and serving officers, and the specimen signature of each of them is the true and correct signature of such officer.

(e)           Lender shall advance to Borrower at Closing the sum of one million, two hundred twelve thousand, two hundred seventy-five dollars ($1,212,275) and Lender’s expenses incurred in connection with the preparation of this Agreement and related documents and the Closing of the Loan (which amounts may be charged by Lender against the proceeds of the Loan);

5.             Term and Payments; Interest.  Interest shall accrue at a rate of six percent (6.0%) per annum calculated on the actual number of days elapsed in a 365-day year.  Payment will be calculated based on a forty-eight (48) month amortization of the full committed amount of the Loan stated above in Section 1.  The first payment of forty-seven thousand, seven hundred eighty-six and 70/100 dollars ($47,786.70) will be due on August 1, 2013 and monthly on the first day of each month thereafter until paid in full.

6.             Security Interest.  To secure Borrower’s obligations provided for in this Agreement and the Note, Borrower hereby grants to Lender a security interest and lien in and upon all of Borrower’s assets, rights and properties, whether now owned or hereafter acquired, whether tangible or intangible, and wherever located, including but not limited to Borrower’s furniture, furnishings, equipment, machinery, general intangibles, contract rights, receivables, accounts receivable, chattel paper, instruments, inventory, investment property, documents and other property (all as defined in the Uniform Commercial Code as in effect in the State of Tennessee), and all records relating or appertaining to any of the foregoing, and the proceeds (including insurance proceeds) therefrom. Borrower hereby agrees to execute and deliver to Lender such other and further documentation as Lender may require to perfect and record the security interests contemplated herein.

7.             Cross Collateralization.  The Loan is also secured by those specific accounts receivable securing that certain Revolving Line of Credit Agreement in the maximum principal amount of one million five hundred thousand dollars ($1,500,000) dated ________________________  (“Revolving Line”) between Lender and Borrower.

8.             General Covenants; Representations and Warranties.  Borrower hereby agrees as follows:

(a)           Borrower has, or will obtain and maintain, worker’s compensation insurance in amounts and with such limits as are required under applicable state law.  Borrower has, or will obtain and maintain insurance at all times on its business and the collateral against risks of fire, theft, and other such risks and in such amounts as Lender may require. All insurance policies covering the Collateral shall be payable both to the Lender and the Borrower as their interests appear.  Borrower agrees to provide Lender a Certificate of Insurance evidencing the coverage required hereby upon Lender’s request.

(b)           Borrower will pay and discharge promptly (a) all of its indebtedness and other obligations in accordance with their terms; (b) all taxes, assessments and other charges and levies, governmental or otherwise, imposed upon it or upon its income and profits, or upon any of its property (real, personal or mixed), or upon any part thereof, before the same shall be in default; and (c) all other claims for labor, materials, supplies or otherwise, that might become or create a lien or charge upon any of the property of Borrower, including without limitation the Collateral, except the Borrower has thirty (30) days to pay and discharge liens or charges that are being contested in good faith by Borrower.

(c)           Borrower will provide Lender with copies of its charter, bylaws and other organizational documents as requested by Lender, and Borrower will do all things necessary to preserve and keep in full force and effect its existence as a Tennessee business corporation, and all necessary authorizations, permits, and licenses to operate its business in compliance with applicable laws and regulations.

(d)           Borrower will keep the collateral at its principal place of business located in Memphis, Tennessee, and the Collateral will not be removed from such location.  The Borrower will not sell, dispose, or otherwise transfer the Collateral without the prior consent of the Lender.

(e)           Borrower will provide Lender with one or more Bills of Sale documenting the Borrower’s title to the items of equipment purchased with the Loan proceeds.

(f)            Borrower will not incur any additional indebtedness, including without limitation leases, without receiving the prior written consent of Lender.

(g)           Borrower agrees that it will use the proceeds of any sale of assets to reduce the outstanding balance on the Loan.

(h)           Borrower agrees to maintain all assets in good condition and working order, ordinary wear and tear excepted.

9.             Default.  Each of the following shall constitute an event of default under this Agreement:

(a)           Failure or inability of Borrower to make any payment of principal, interest, or other sums due hereunder, as and when due, or within 10 business days following the due date.

(b)           Borrower’s insolvency, howsoever evidenced including, but not limited to, the adjudication of Borrower as a bankrupt, the making by Borrower of an assignment for the benefit of creditors, the appointment of a trustee or receiver for Borrower, or a substantial portion of its assets, the institution of any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law by or against the Borrower, if such proceeding is consented to or acquiesced in by the Borrower, or is not dismissed within thirty (30) days of the date on which it is filed.

(c)           Failure by Borrower to comply with, or to perform, any of its obligations pursuant to any provision of this Agreement, or of any document or instrument executed pursuant hereto, provided, however, that Lender shall notify Borrower in writing of the specific breach (other than a failure to make timely payment or failure to comply and provide Borrower with an opportunity to cure the breach within thirty (30) days of Borrower’s receipt of such written notice.  Lender may in its discretion waive any breach, but any such waiver of a default shall not operate as a waiver of any other default or of any future default by Borrower.

10.            Remedies Upon Default.

(a)           Upon the occurrence of any event of default and the expiration of any applicable cure period, as described in Section 8 above, all indebtedness arising out of this Agreement, or any other document or instrument executed in connection herewith, at the option of Lender, shall become immediately due and payable without notice to Borrower, and Lender may exercise any right or remedy granted to Lender in this Agreement, and all rights and remedies available to a secured party under the Uniform Commercial Code or pursuant to any other applicable law.

(b)           Borrower agrees to pay Lender default interest at the maximum rate permitted by applicable law, and all attorneys’ fees and other costs of collection incurred by Lender in connection with said default, including costs connected with collection of the Loan, enforcing the terms of this Agreement, and in liquidating or handling the Collateral securing the Loan.

(c)           If an event of default has occurred and is continuing, then, for the purpose of enforcing any and all rights and remedies under this Agreement, the Lender may (i) require Borrower to, and Borrower agrees that it will, at its expense and upon the request of Lender, forthwith assemble all or any part of the Collateral as directed by Lender and make it available at a place designated by Lender which is, in its opinion, reasonably convenient to the Lender and Borrower, whether at the premises of the Borrower or otherwise, (ii) to the extent permitted by applicable law, enter, with or without process of law and without breach of the peace, any premise where any of the Collateral is or may be located, and without charge or liability to it seize and remove such Collateral from such premises, (iii) have access to and use the Borrower’s books and records relating to the Collateral and (iv) prior to the disposition of the Collateral, store or transfer it without charge in or by means of any storage or transportation facility owned or leased by the Borrower, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent the Lender deems appropriate.

11.           Remedies Cumulative.  All remedies provided for in this Agreement shall be cumulative, and shall be in addition to all other remedies available to Lender under this Agreement or any other instrument executed in connection herewith, and pursuant to applicable law.

12.           Expenses of Loan.  Borrower shall be responsible for all costs and expenses associated with the Closing of the transactions contemplated by this Agreement, including without limitation the Lender’s Commitment Fee of Four Hundred and No/100 Dollars ($400.00), Lender’s legal costs associated with the Loan not to exceed _____________________________________________ filing fees and assessments related to perfecting the security interest in the Collateral.

13.           Additional Instruments and Actions.  Borrower shall execute such further instruments and documents and take such further actions as Lender may require to evidence the indebtedness of all or any portion of the Loan or to evidence, perfect and/or protect the security interest in the Collateral.

14.           Notices. All notices and other communications to the Borrower or the Lender shall be delivered via personal delivery, U.S. Mail, overnight delivery, or by electronic means with confirmation of transmission to each party as detailed on the signature pages attached hereto (or to such other person at such address of which any party may be notified in a writing similarly communicated.

15.           No Waiver.  The failure of Lender to exercise any right or remedy at any time shall not be a waiver of Lender’s right or rights to exercise any right or remedy upon any subsequent default hereunder.

16.           Entire Agreement; Amendment.  This Agreement and the Loan Documents executed pursuant hereto or in connection herewith shall constitute the entire agreement of the parties.  This Agreement may be modified or amended only by an instrument in writing executed by both the Borrower and the Lender.

17.           Captions.  Captions used herein are for convenience only, and shall not be construed as limiting the construction of this Agreement.

18.           Interest.  Notwithstanding anything herein to the contrary, the maximum rate of interest which may be charged by Lender hereunder shall in no event exceed the maximum rate of interest permitted by applicable law.  Should any interest be charged and paid in excess of the applicable maximum rate, then such excess shall be applied to the principal balance due.

19.           Severability.  The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of the remaining provisions.

20.           Successors and Assigns.  This Agreement shall be binding upon the Borrower and Lender and upon their respective heirs, representatives, successors, and permitted assigns.  The Borrower may not assign its rights pursuant to this Agreement without the prior written consent of the Lender.

21.           Applicable Law.  The construction and validity of this Agreement, and the documents and instruments executed in connection herewith, shall be governed by the laws of the State of Tennessee.

IN WITNESS WHEREOF, the parties have executed this instrument this 25th day of June, 2013.

LANDMARK COMMUNITY BANK

By:	/s/ W. Bryan Jones
Title:	S.V.P.

Address:	Attn: W. Bryan Jones
1000 Ridgeway Loop Rd, Suite 103
Memphis, TN 38120
(901) 271-2828 (telephone)
(901) 753-1911 (fax)

TRANSNETYX, INC., a Tennessee corporation

By:	/s/ Robert J. Bean
Title:	President / CEO

Address:	Attn: Robert J. Bean, CEO
8110 Cordova Rd.
Suite 119
Cordova, TN 38016
(901) 507-0476 (telephone)
(901) 507-0480 (fax)